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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


      NCO GROUP AND RMA ENTER INTO DEFINITIVE AGREEMENT FOR NCO TO ACQUIRE SUBSTANTIALLY ALL ASSETS OF RMA UNDER SECTION 363 AND 365 OF THE BANKRUPTCY CODE

HORSHAM, PA, AND DULUTH, GA, JULY 7, 2005 - NCO GROUP, INC. ("NCO") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, and RISK MANAGEMENT ALTERNATIVES, INC. ("RMA"), a leading provider of debt collection and accounts receivable management services, announced today that they have entered into a definitive agreement whereby NCO will acquire substantially all of the operating assets of RMA including their purchase portfolio assets for $118.8 million in cash, subject to certain closing adjustments, and the assumption of certain liabilities.

In conjunction with the agreement, RMA and several of its domestic affiliates have filed for protection under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of Ohio Eastern Division. The parties plan to consummate the transaction under Sections 363 and 365 of the bankruptcy code. The deal is subject to certain conditions including approval by the Bankruptcy Court, higher and better offers, customary closing conditions, and any required governmental approvals. The transaction is expected to close by the end of the third quarter and, in the interim, RMA has arranged for additional financing of its operations through the closing of the transaction.

Commenting on the acquisition, Michael J. Barrist, Chairman and Chief Executive Officer of NCO, stated, "The combination of NCO and RMA represents a meaningful step forward for NCO. We expect that the addition of RMA's service platform to our Accounts Receivable Management business gives us the ability to better leverage the investments we made in technology and infrastructure in order to address the growing needs of our clients. We believe that our years of proven integration experience will allow us to rapidly take advantage of the synergies that we expect to be gained from a transaction of this nature. Additionally, we believe the acquisition of our largest portfolio to date is a meaningful step in positioning our portfolio business as a more dominant player in its market."

Commenting on the acquisition, Dennis Cunningham, Chairman and Chief Executive Officer of RMA, stated, "Over the past several years RMA has focused on growing and positioning itself as one of the leading providers of debt collection and accounts receivable management services. Earlier this year, we announced to our employees, clients and investors that we were exploring strategic alternatives for the business. Through this process it became obvious that utilizing the appropriate provisions of the Bankruptcy Code is the most efficient way to complete a sale of RMA. By entering Chapter 11 with a definitive agreement in place with NCO, we believe we will be able to work swiftly to secure creditor and court approval of the transaction with NCO with the least amount of disruption to our clients and our employees. In addition, the Chapter 11 process will provide a platform to entertain any higher and better offers so as to maximize the return to all creditor constituencies."

NCO expects to fund the purchase with a combination of borrowings under its revolving credit facility and non-recourse portfolio financing.

The transaction is currently expected to be neutral to NCO's earnings in 2005 and accretive in 2006 and beyond.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through 87 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.


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For further information:

AT NCO GROUP, INC.
Investor Relations
(215) 441-3000
www.ncogroup.com

AT RISK MANAGEMENT ALTERNATIVES, INC.
Tommy Zielinski
(770) 925-5000
www.rmainc.net
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Certain statements in this press release, including, without limitation, statements as to the successful completion of the acquisition, statements as to the impact from the acquisition of RMA, statements as to the companies' or managements' beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. NCO and RMA disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
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